Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Marvell Technology Group Ltd.’s Annual Report on Form 10-K for the year ended January 31, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
December 9, 2009